PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated March 15, 2011)	REGISTRATION NO. 333-78575

1,000,000,000 Depositary Receipts
Internet HOLDRS (SM) Trust

This prospectus supplement revises as specified the information contained in the prospectus dated March 15, 2011 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS Trust.  Investors should read the prospectus dated March 15, 2011 as revised by this prospectus supplement.  Except as specifically stated herein, the information in the prospectus dated March 15, 2011 is unchanged.

The following should be inserted as a new risk factor under “RISK FACTORS – General Risk Factors”:

•
Termination and Liquidation of the Internet HOLDRS Trust.  In light of the recently announced definitive Asset Purchase Agreement entered into between Merrill Lynch & Co., Inc. and Van Eck Associates Corporation that is discussed below under “RECENT DEVELOPMENTS,” the Initial Depositor believes it is likely the Internet HOLDRS Trust will be terminated during the fourth quarter of 2011 and subsequently liquidated.  The Initial Depositor expects that exchange offers will be commenced for certain Trusts.  The Initial Depositor intends to exercise its right to cause termination of all the Trusts; including the Internet HOLDRS Trust, to become effective if and when those exchange offers are completed and the HOLDRS sought are accepted for exchange.  If the Trusts are terminated, the property of the Internet HOLDRS Trust would subsequently be liquidated in accordance with the terms of the relevant depositary trust agreement governing the Trust.  For additional information please see “RECENT DEVELOPMENTS” and “AMENDMENTS TO THE HOLDRS TRUST AGREEMENTS.”

The risk factor, “Delisting from the NYSE Arca,” under “RISK FACTORS – General Risk Factors” shall be replaced with the following:

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Internet HOLDRS if (i) the Internet HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Internet HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Internet HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Internet HOLDRS on the NYSE Arca inadvisable.  If the Internet HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Internet HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Internet HOLDRS are delisted.  In view of the Asset Purchase Agreement entered into by Merrill Lynch & Co., Inc. and Van Eck Associates Corporation that is discussed below under “RECENT DEVELOPMENTS,” Merrill Lynch & Co. expects that in the fourth quarter of 2011, the Internet HOLDRS will be delisted from trading on the NYSE Arca and does not expect that the Internet HOLDRS will be listed for trading on another U.S. national securities exchange.  In addition, the Initial Depositor understands that if the Internet HOLDRS Trust is terminated, the NYSE Arca will immediately suspend the HOLDRS permanently from trading on the NYSE Arca or any other national securities exchange.  Following a permanent suspension, the NYSE Arca would take action to delist the HOLDRS.  For additional information, please see “RECENT DEVELOPMENTS” and “RISK FACTORS – General Risk Factors – Termination and Liquidation of the Internet HOLDRS Trust.”

RECENT DEVELOPMENTS

On August 11, 2011, Merrill Lynch & Co., Inc. (“Merrill Lynch”) and Van Eck Associates Corporation (“Van Eck”) entered into a definitive Asset Purchase Agreement (the “Agreement”) whereby Van Eck will acquire Merrill Lynch’s right, title and interest to registered intellectual property, unregistered trade marks and copyrights, certain data, software and other materials as specified in the Agreement (the “Purchased Assets”) that relate to the rights of Merrill Lynch with respect to Holding Company Depositary Receipts (“HOLDRS”).  Under the terms of the Agreement, Van Eck’s Market Vectors ETF Trust (the “Market Vectors Trust”) will, subject to regulatory compliance, offer investors in each of the Biotech HOLDRS Trust, Oil Service HOLDRS Trust, Pharmaceutical HOLDRS Trust, Regional Bank HOLDRS Trust, Retail HOLDRS Trust and Semiconductor HOLDRS Trust (collectively, the “Subject HOLDRS Trusts”, and the HOLDRS of these Subject HOLDRS Trusts, the “Subject HOLDRS”) the opportunity to exchange their Subject HOLDRS for shares of new Market Vectors exchange traded funds.  These exchange offers will be made pursuant to registration statements to be filed with the Securities and Exchange Commission.  The Trustee has advised us that it intends to waive its cancellation fee with respect to Subject HOLDRS that are tendered in the anticipated exchange offers and accepted for exchange, but not with respect to any other Subject HOLDRS or any non-Subject HOLDRS. The Trustee may charge a fee of up to $0.10 per HOLDR for surrender and cancellation of all HOLDRS to which the fee waiver does not apply.

It is expected that effective thirty minutes before the expiration of the exchange offers anticipated to be made by the Market Vectors Trust, the NYSE Arca will halt trading of the Subject HOLDRS on the NYSE Arca.  If the Market Vectors Trust accepts for exchange the Subject HOLDRS tendered in the anticipated exchange offers, it is expected that effective as of the close of trading on the NYSE Arca on the day on which the anticipated exchange offers expire, all HOLDRS issued by the Trusts that trade on the NYSE Arca will cease to trade on either the NYSE Arca or any other national securities exchange.  Thereafter, the HOLDRS will no longer use any HOLDRS ticker symbol.

AMENDMENTS TO THE HOLDRS TRUST AGREEMENTS

On August 11, 2011, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as Initial Depositor (the “Initial Depositor”), and The Bank of New York Mellon, in its capacity as Trustee (“Trustee”), amended (such amendments collectively, the “Amendments”) the Depositary Trust Agreements for the B2B Internet HOLDRS Trust, Biotech HOLDRS Trust, Broadband HOLDRS Trust, Europe 2001 HOLDRS Trust, Internet HOLDRS Trust, Internet Architecture HOLDRS Trust, Internet Infrastructure HOLDRS Trust, Market 2000+ HOLDRS Trust, Oil Service HOLDRS Trust, Pharmaceutical HOLDRS Trust, Regional Bank HOLDRS Trust, Retail HOLDRS Trust, Semiconductor HOLDRS Trust, Software HOLDRS Trust, Telecom HOLDRS Trust, Utilities HOLDRS Trust and Wireless HOLDRS Trust (collectively, the “Trusts” and each, a “Trust”, which term does not refer to the CP HOLDRS Deposit Facility).  The Amendments, which were adopted pursuant to Section 6.1 of the Standard Terms for Depositary Trust Agreements, dated as of September 2, 1994, as amended (the “Standard Terms”), will become effective 30 days after notice is given by the Trustee to the persons in whose name the relevant depositary trust receipt is held (the “Owners”).  Cede & Co., as the Owner of the receipts issued by each of the Trusts, was sent notice of the Amendments on August 12, 2011.

Early Termination

The Amendments add a new early termination event to the Depositary Trust Agreements.  In the event the Initial Depositor gives notice to the Trustee of its decision to terminate a Trust, the Trust will be subject to early termination upon the Trustee mailing notice of such termination to the Owners of the receipts then outstanding at least 30 days prior to the termination date specified by the Initial Depositor.  Cede & Co., as the Owner of receipts issued by each of the Trusts, will be sent notice of the Amendments on or about August 12, 2011.

Liquidation

Section 6.2(b) of the Standard Terms gives the Trustee the authority to sell the underlying securities that remain in a Trust at any time after the expiration of one year following the termination date of a Trust.  The Amendments reduce the one-year period to four months following the termination date of the Trust.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the relevant Amendment, which is attached as Annex A to this prospectus supplement.

The date of this prospectus supplement is August 12, 2011.

Annex A

INTERNET HOLDRS TRUST
AMENDMENT NO. 1 TO THE DEPOSITARY TRUST AGREEMENT

AMENDMENT NO. 1 TO THE DEPOSITARY TRUST AGREEMENT (this “Amendment”), dated as of August 11, 2011, between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor (the “Initial Depositor”), and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), all Depositors and all Owners and Beneficial Owners from time to time of Depositary Trust Receipts issued under the Depositary Trust Agreement referred to below.

WITNESSETH:

WHEREAS, the Initial Depositor and the Trustee wish to amend the Depositary Trust Agreement, dated as of September 2, 1999 (the “Depositary Trust Agreement”), which incorporates the Standard Terms for Depositary Trust Agreements, dated as of September 2, 1999 (the “Standard Terms”), as amended, between the Initial Depositor and the Trustee to provide for an additional early termination event under Article 6 of the Standard Terms and to modify the provision relating to liquidation of the Trust property following termination.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, the parties hereby agree as follows:

ARTICLE I

AMENDMENT

Section 1.1  A new Section 4 is hereby added to the Depositary Trust Agreement as follows:

Section 4. Early Termination.  Notwithstanding Section 6.2 of the Standard Terms, the Trust shall terminate by the Trustee mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date set for termination if the Initial Depositor notifies the Trustee of its decision to terminate the Trust.

Section 1.2  A new Section 5 is hereby added to the Depositary Trust Agreement as follows:

Section 5. Liquidation.  Section 6.2(b) of the Standard Terms is hereby modified to replace the reference to “expiration of one year following the date of termination” with “expiration of four months following the date of termination.”

ARTICLE II

MISCELLANEOUS

Section 2.1  Unless otherwise defined herein, all defined terms have the meanings ascribed thereto in the Standard Terms.

Section 2.2  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Amendment, the Standard Terms and the Depositary Trust Agreement shall be filed with the Trustee and shall be open to inspection by any Owner of a Receipt during business hours.

Section 2.3  This Amendment shall be interpreted and all rights hereunder and provisions hereof shall be governed by the substantive laws (but not the choice of law rules) of the State of New York.

[Signature Page Follows]

1

IN WITNESS WHEREOF, Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first set forth above.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Liam B. O’Neil
Liam B. O’Neil
Attorney-in-Fact and Managing Director, Head of Market Linked Solutions

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Joanne DiGiovanni Hawke
Joanne DiGiovanni Hawke
Managing Director